EXHIBIT 99.1

USAF DECISION GIVES PEMCO AN OPPORTUNITY TO BID

ON NEW KC-135 CONTRACT

Birmingham, AL (June 28, 2006) – Pemco Aviation Group (“Pemco”) (NASDAQ: PAGI) announced today that it has received notice from the United States Air Force (“USAF”) that it will amend the Request for Proposal (“RFP”) for the performance of Programmed Depot Maintenance (“PDM”) on KC-135 aircraft starting in FY08 (the “Program”) to provide additional time for current and new bidders to respond to the solicitation. The solicitation, which opens on July 12, 2006, will provide a period of 60 days to submit proposals on the Program. The change will allow Pemco either to bid on the work as a prime contractor or to partner with another firm.

Pemco is currently teamed with Boeing to provide KC-135 maintenance and modification work through FY07. That contract remains in place and there are options for the USAF to extend it into 2008.

Ron Aramini, President and Chief Executive Officer, stated, “Pemco is very pleased to have an opportunity to bid on future KC-135 PDM work. We have provided the most dependable quality and lowest cost, plus competitive turn-times for the KC-135 program, and we will continue to do so. We are very encouraged by this opportunity and look forward to keeping this program at Pemco where it has been the core of our 35-year successful history with military aircraft.”

Michael Tennenbaum, Chairman of Pemco’s Board of Directors added, “The KC-135 work is crucial to the profitable operation of Pemco’s Birmingham, Alabama facility which employs, directly and indirectly, about 1,000 people. The tanker is also a vital part of our country’s airpower capabilities which are a centerpiece of current military operations. We strongly believe that keeping an industrial capacity to maintain large numbers of KC-135’s is prudent national defense policy.”

Pemco Aviation Group, Inc., with executive offices in Birmingham, Alabama, and facilities in Alabama and California, performs maintenance and modification of aircraft for the U.S. Government and for foreign and domestic commercial customers. The Company also provides aircraft parts and support and engineering services, in addition to developing and manufacturing aircraft cargo systems, rocket vehicles and control systems, and precision components.

For more information: www.pemcoaviationgroup.com

Contact:	Doris K. Sewell
(205) 510-4935

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